THOMPSON BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK WASHINGTON, D.C.

         HINE

February 25, 2005

Paradigm Funds

Nine Elk Street

Albany, New York  12207

Re:  Paradigm Funds, File Nos.  333-100507 and 811-21233

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 2 to the Paradigm Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thomson Hine LLP

THOMPSON HINE LLP

DSM/JMS